UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2021

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass

Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2021, Natera, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Matthew Rabinowitz, Ph.D., the Executive Chairman and Co-Founder of the Company. The Amendment amends certain provisions of the Amended Employment Agreement (the “Employment Agreement”) previously entered into by the parties on June 7, 2007.

Continued Employment

The Amendment provides that Dr. Rabinowitz will continue to serve as the Company’s Executive Chairman through December 31, 2023, and will receive a base salary of $333,000 per year through fiscal 2023. He is also eligible to receive an annual cash bonus equal to 50% of his base salary based on the achievement of individual and corporate performance goals established and assessed by the Board of Directors (the "Board") or its Compensation Committee.

Dr. Rabinowitz will also be entitled to receive annual long-term equity awards during his continued service. Pursuant to the Amendment and subject to the approval of the Company’s Board or Compensation Committee, Dr. Rabinowitz will receive, for fiscal 2021:

•	A time-based stock option to purchase 28,621 shares of the Company’s Common Stock, 25% of which will vest on January 22, 2022 and the remainder of which will vest over an additional 36 successive months, subject to continued service on each such vesting date.
•	A performance-based stock option to purchase 28,621 shares of the Company’s Common Stock, vesting contingent upon the Company’s achievement of the same revenue milestone that applies to the similar performance-based equity awards granted to the Company’s Chief Executive Officer (“CEO”) for fiscal 2021.
•	A performance-based stock option to purchase 162,758 shares of the Company’s Common Stock, vesting contingent upon the Company’s achievement of the same market capitalization milestone that applies to the similar performance-based equity awards granted to the Company’s CEO for fiscal 2021.

For fiscal 2022, Dr. Rabinowitz is entitled to receive the lesser of (i) stock option(s) to purchase 220,000 shares of the Company’s Common Stock and (ii) stock option(s) with a value equal to 90% of the value of the annual equity award(s) granted to the Company’s CEO for such fiscal year, in either case allocated among time-based and performance-based vesting conditions in the same proportions as the CEO’s equity awards. For fiscal 2023, Dr. Rabinowitz is entitled to receive the lesser of (i) stock option(s) to purchase 220,000 shares of the Company’s Common Stock and (ii) stock option(s) with a value equal to 80% of the value of the annual equity award(s) granted to the Company’s CEO for such fiscal year, in either case allocated among time-based and performance-based vesting conditions in the same proportions as the CEO’s equity awards. The exercise price of each stock option will be set at the closing price of the Company’s Common Stock on the date such stock option is granted. The calculations of values and allocations for the stock options issuable in fiscal 2022 and 2023 will be based on the Black Scholes value of the CEO’s equity awards as of the grant date for the applicable fiscal year.

The awards will be made pursuant to, and subject to the terms and conditions of, the Company’s 2015 Equity Incentive Plan. Such awards will generally be eligible for the vesting acceleration described below.

Continued Services Beyond 2023

The Amendment also provides for the Board and Dr. Rabinowitz to mutually discuss his continued services to the Company beyond fiscal 2023, as Executive Chairman and/or Chairman of the Board. The Amendment clarifies that (i) Dr. Rabinowtiz’s severance benefits will remain in place if the parties mutually agree upon the terms of his continued employment as Executive Chairman beyond fiscal 2023; (ii) Dr. Rabinowitz will not be entitled to severance benefits if he and the Board mutually agree to transition his role from Executive Chairman to solely Chairman of the Board after fiscal 2023; (iii) Dr. Rabinowitz will be entitled to involuntary termination severance benefits if the parties cannot agree on the terms of his continued employment as Executive Chairman and the Board extends an offer to Dr. Rabinowitz to continue serving as Chairman of the Board after fiscal 2023; and (iv) Dr. Rabinowitz will be entitled to enhanced severance benefits pursuant to which 100% of his then-unvested time- and performance-based equity awards will be accelerated, if the parties cannot agree on the terms of his continued employment as Executive Chairman and the Board elects not to extend an offer to Dr. Rabinowitz to continue to serve as Chairman of the Board after fiscal 2023.

Severance Terms

The Employment Agreement, as amended by the Amendment, provides that in the event that Dr. Rabinowitz’s employment is terminated without cause or he resigns for good reason, he will be eligible for the following severance benefits: (i) a lump-sum severance payment equal to nine months of his then-current base salary or, if the termination occurs within 12 months after a chance in control, a lump-sum severance payment equal to 18 months of his then-current base salary, (ii) payment of his and his dependents’ COBRA premiums for up to 12 months (18 months if the termination occurs within 12 months after a change in control), and (iii) except as described in clause (iv) of the preceding paragraph, accelerated vesting of certain unvested equity equal to the greater of 50% of his then-unvested equity awards or vesting as if he had completed an additional 12 months of continuous service, provided that if the termination occurs within 12 months after a change in control, he will generally receive full acceleration of any unvested equity awards then held by him. In addition, in the event of a change in control, Dr. Rabinowitz is entitled to accelerated vesting of 50% of his then-unvested equity awards, with the remaining 50% to vest over the shorter of 12 months or the remaining vesting period applicable to such award. The definitions of cause, good reason and change in control are set forth in the Employment Agreement.

Except as expressly modified by the Amendment, the Employment Agreement remains in full force and effect. The foregoing description of the Amendment and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of such agreements, copies of which are filed hereto as Exhibit 10.1 and 10.2 are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Employment Agreement, dated June 7, 2007, by and between the Company and Matthew Rabinowitz (incorporated by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (File No. 333-204622) as filed with the Securities and Exchange Commission on June 25, 2015).
10.2	Amendment to Employment Agreement, dated May 9, 2021, by and between the Company and Matthew Rabinowitz.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 10, 2021